Exhibit 10.3

EXPORT CREDIT NOTE

No. 100113030001400

I – PREAMBLE

Field I – ISSUER OF THE EXPORT CREDIT NOTE
Corporate Name: ADECOAGRO VALE DO IVINHEMA LTDA	National Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF): 07.903.169/0001-09
Address: FAZ ESTRADA CONTINENTAL KM 15 SN FAZENDA TAKUARE, ZONA RURAL

City: ANGELICA	State: MS	State: MS
E-mail:	Telephone:	Fax:

Field II – CO-OBLIGOR SURETIES
ADECOAGRO BRASIL PARTICIPACOES SA – CNPJ/MF: 07.835.579/0001-51 – Address: R IGUATEMI 192 FLOOR 12 – ITAIM BIBI –POSTAL CODE: 01451-010 – SAO PAULO – SP
Field III – GUARANTEES
Fiduciary Assignment of Credit Rights
Field IV – EXPORT CREDIT NOTE CHARACTERISTICS

PRINCIPAL AMOUNT:	CHARGES:	ISSUANCE DATE:

seventy-five million Reais (R$75,000,000.00) NET AMOUNT OF CREDIT: Per Request (defined below)

INTEREST

a) INTEREST RATE: 100.00% (one hundred percent) of the compound CDI with a fixed rate of 3.200000% p.a. (three point two hundred million per annum), equivalent to 0.262834% p.m. (zero point two hundred and sixty-two thousand eight hundred and thirty-four percent per month).

EXPENSES:

Cost of registration and formalization of this Note according to the Section “Expenses”.

March 4, 2013
DISBURSEMENT DATE: March 5, 2013
PLACE OF PAYMENT: SÃO PAULO

TAXES:

a) FINANCIAL

TRANSACTIONS

TAX/CREDIT: Exempt (Art. 2 of Law No. 6313/75 and Art. 9, IV, of Decree 6306/07.

b) OTHER TAXES: NONE.

The provisions in the Section “Payment of Taxes” apply to new taxes and potential increases.

MATURITY OF THIS NOTE: Pursuant to Exhibit I
Field V – ISSUER’S CURRENT ACCOUNT – DEBIT
Bank Itaú Unibanco S.A. – No. 341.	Branch 5602	Current Account Number 01632-0
Field VI – CURRENT ACCOUNT FOR RELEASE
Current accounts held by the ISSUER and indicated in the respective Requests (defined below)

II - SECTIONS

SECTION 01. Commitment to pay - ISSUER, qualified above in the Preamble (hereinafter “ISSUER”), shall pay at the Place of Payment (indicated above), pursuant to this counterpart of EXPORT CREDIT NOTE No. 100113030001400 (“Note”), issued in accordance with prevailing laws, to BANCO ITAU BBA SA (hereinafter simply “LENDER”), financial institution with headquarters in the city of São Paulo, state of São Paulo, at AV BRIG FARIA LIMA, 3400, 3RD TO 8TH AND 11TH AND 12TH FLOORS, enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 17.298.092/0001-30, or to its order, in installments or not, as provided in this Note and in the Principal and Interest Payment Schedule (“PAYMENT SCHEDULE”) included in exhibit I (“MATURITY”), the net, due and payable debt in money, corresponding total amount used under this Note plus the other Charges, Taxes and Expenses agreed herein (together, “AMOUNT”), subject to the provisions in the Sections set out below.

SECTION 02. Subject-matter, release and investment of the credit - The subject-matter of this Note is the extension by LENDER of financing for use by ISSUER EXCLUSIVELY: (i) in the financing for export of goods and/or services; (ii) in the production of goods intended for export; or (iii) in support and supplementary activities that are an integral part of and essential for the export, pursuant to the budget set out in Exhibit II to this Note (hereinafter referred to simply as “BUDGET”), the content of which is an integral part of this Note. The financing agreed to herein shall be made after a disbursement request to be issued by ISSUER to LENDER in the form of Exhibit III (the “Request”, which shall be presented by 3:00 p.m. of the intended date of disbursement) or as otherwise permitted or not prohibited by the rules then in effect.

Paragraph One - Exemption from I.O.F./Credit - ISSUER states that it satisfies all the requirements under the law to enjoy the benefit of exemption from the Credit Transactions Tax (I.O.F./Credit) in this Note, especially that it will use the funds solely in activities provided for in the BUDGET, bearing responsibility solely and fully for any mischaracterization of the situation of exemption and collection of this and other taxes by the tax authorities, as well as any penalties and statutory increases.

Paragraph Two - After issuance of the Request and deduction of taxes and charges due in advance, as applicable, the Amount of Principal mentioned in the Preamble shall be credited directly to the Current Accounts for Release held by ISSUER, specified in the Preamble or shall be transferred to the ISSUER by bank transfer instruments permitted by the Brazilian Central Bank.

Paragraph Three - Provided the terms of this Note are observed and provided there is compliance with the ISSUER’S instructions, the transfer made by LENDER to the ISSUER’S credit or use of the other legal means of transfer shall characterize the use of the financing agreed herein.

Paragraph Four - The Exhibits and other documents issued in the form thereof are an integral part hereof.

Paragraph Five - Only in cases where the Disbursement Date is subsequent to the Issuance Date of this Note, the disbursement to be made by LENDER shall be conditioned on the non-occurrence (i) of any of the events set forth in the Section “Early Maturity”; or, to the reasonable opinion of LENDER, (ii) of any adverse and material change in the domestic or international political, financial or economic conditions, exchange controls, interest, currency, exchange or interest rates, which may prevent, alone, maintenance of the financing agreed hereunder; and (iii) of noncompliance with the Social and Environmental Law, as defined in a specific provision, below, especially, without limitation, the law and regulation relating to occupational health and safety and to the environment, as well as failure by ISSUER to encourage prostitution, in any form, and also failure to use in its activities child labor and/or labor in conditions analogous to slavery.

Paragraph Six - Oversight of the investment of the funds - LENDER is entitled to perform the broadest oversight of the use of the financing provided by this Note. For this purpose, ISSUER agrees to present, when requested by LENDER and within two (02) business days any supporting documents of this use, as well as to allow the physical inspection of its places of business by persons indicated by LENDER.

Paragraph Seven - The expenses incurred by LENDER with the inspection mentioned in this Section shall be fully supported by ISSUER, which agrees to reimburse LENDER within at most two (02) business days after presentation of proof of these expenses.

Paragraph Eight - Prohibition on new financing - ISSUER declares that it did not obtain—and agrees not to obtain or raise in the future—financing or funds by means of other instruments available in the financial market related (i) to exports, (ii) to the production of goods for export; or (iii) to the support and supplementary activities that are an integral part of and essential for the export in which the funds obtained through this Note will be obtained, under penalty of early maturity and mischaracterization of this Note.

Paragraph Nine - Delivery of documents - ISSUER shall submit to LENDER, within up to ninety (90) days after each date of repayment installment provided under the PAYMENT SCHEDULE, supporting documents of the use of the funds of this Note in the activities contemplated in section 02 above, such as: (a) whenever the credit is designed for export financing, (i) in the event of export of goods, electronic list of the Export Registration (RE) and of the Remittance Request (SD) proving the export and/or any other document relating to the exported goods, such as copies of the bill of lading, of the business invoice, of the certificates, of the withdrawals and others; (ii) in the event of export of services, copies of the services agreement executed with the contractor abroad, fully valid and effective or service invoices in the name of the foreign counterpart or, furthermore, in the name of a domestic intermediary, but on account and to the order of the contractor abroad proving the export and/or any other document relating to the exported services, pursuant to the provisions of the Exchange and International Capital Market Regulation and of the applicable law; and/or (b) whenever the credit is designed to finance the production of goods for export or the engagement in supporting and supplementary activities that are an integral part of and essential for export, copies of the business invoice relating to the sale of products/input or the documents relating to the provisions of services relating to the end product to be exported; (the documents described in items “(a)” and “(b)” above are collectively defined as “Supporting Documents”). The Supporting Documents described in this paragraph shall correspond to exports the production of goods for export or support and supplementary activities, as the case may be, carried out after issuance of this Note and in a period between ninety (90) days before and ninety (90) days after the date(s) of repayment of principal defined in the PAYMENT SCHEDULE, in an amount at least equal to the corresponding repayment.

Paragraph Ten - For purposes of the support listed in Paragraph Nine of this Section and Paragraph Seven of Section 04, the equivalent in national currency of the Supporting Documents shall be calculated by averaging the exchange rates for sale of the U.S. dollar practiced on the Open Exchange Rate Market on the business day immediately preceding the issuance date of this Note, which average is disclosed by the Exchange Transactions Integrated Registration System (Exchange System) of the Brazilian Central Bank, under PTAX 800 Code—Option 5, Quotes for Accounting.

Paragraph Eleven - Correct investment of funds - The ISSUER (i) declares that the funds released by LENDER under this Note shall be used for the financing described in the head paragraph; (ii) assumes responsibility on an irrevocable and irreversible basis for the correctness and veracity of the declarations made in this Note, in the Request and in the BUDGET, as well as for any losses, damages, harm and impacts, including tax, that may result from the incorrectness or falsity of the same.

SECTION 03. Financial charges and other accruals - On the Principal Amount, ISSUER shall pay the Interest mentioned in the Preamble, which shall be capitalized, without prejudice to payment of the other charges and taxes agreed in the Preamble and in the other Sections of this Note. The Interest may be charged at a prefixed or post-fixed rate.

Paragraph One - The interest shall be capitalized daily, i.e, it shall be calculated exponentially on a pro rata temporis basis by means of application of the Interest Rate informed in the Preamble to the outstanding balance of the Principal Amount as from the Disbursement Date. The daily capitalization shall be defined as the result obtained by means of the accrual, in the form of composed capitalization, of the percentage of the average rate of the composed CDI with the fixed rate (both informed in the Preamble), it being understood that (i) the percentage of the CDI shall be calculated on the basis of the annual average rate (considering a 252-day year) relating to transactions with Interfinancial Deposit Certificates (“CDI”) with a term equal to one (1) business day (over), as calculated and disclosed by the CETIP S.A. Balcão Organizado de Ativos e Derivativos, with rounding of the daily factor at the eight decimal; and (ii) the fixed rate, whenever define, shall be also calculated in a capitalized form, but based on a three hundred and sixty (360)-day year. Whenever the CDI percentage is zero, the Interest shall be deemed prefixed.

Paragraph Two - The Interest shall apply during the period of effectiveness of this Note (i) including the Interest Rate relating to the Disbursement Date, or the date of the last payment of the installment of principal, and (ii) excluding the Interest rate relating to the corresponding maturity date. In the event of extinguishment, non-disclosure or impossibility, for any reason, of use of the daily average CDI rates, during the period in which it is not possible, for any reason, to use the daily average CDI rates, a substitute rate shall be used based on the variation of the Selic Rate published by the Central Bank of Brazil (Bacen).

Paragraph Three - In view of the head provision of this Section and the other Paragraphs hereof, below is the formula to calculate the amounts due by ISSUER:

Where:

a = fixed rate expressed on the 360 basis;

DCn = term in consecutive days from the disbursement date or from the date of last payment of interest, whichever is later, until the corresponding maturity date;

DUn = term in business days from the disbursement date or from the date of last payment of interest, whichever is later, until the corresponding maturity date;

P = percentage of the CDI;

Taxacetip = rate of the Interfinancial Deposit Certificate (CDI), Over, expressed on the 252-base;

VFn = amount of each installment on the corresponding maturity date;

VPn = amount of amortization of the principal amount of the nth installment;

n = number of the installment;

SDn = outstanding balance of the principal amount without deducting the installment being amortized;

SECTION 04. Form of payment - ISSUER shall pay all AMOUNTS due on the respective MATURITY necessarily through debit to the account mentioned in the Preamble and maintained with Itaú Unibanco S.A. (with principal place of business at Praça Alfredo Egydio de Souza Aranha, No. 100, Itausa Tower, in the City and State of São Paulo, enrolled with the National Corporate Taxpayers Register under CNPJ/MF No. 60.701.190/0001-04, hereinafter “ITAÚ UNIBANCO”), which shall have sufficient balance.

Paragraph One - For purposes of the provisions of the head of this Section, ISSUER hereby irrevocably and irreversibly authorizes LENDER and ITAÚ UNIBANCO to duly operate the aforementioned checking account, whenever it has sufficient balance, so as to transfer to LENDER the amounts required for settlement of the debt of ISSUER under this Note, on the corresponding maturity dates (including in the event of early maturity). In view of the provisions hereof, LENDER is authorized by ISSUER to deliver a copy of this Note to ITAÚ UNIBANCO.

Paragraph Two - If the ISSUER does not have a checking account at ITAÚ UNIBANCO, ISSUER agrees, on an irrevocable and irreversible basis, to make payments on the MATURITY dates by Electronic Funds Transfer (TED) sent directly to LENDER.

Paragraph Three - Any receipt of an installment outside the agreed term shall constitute mere forbearance and shall not affect the MATURITIES or other items and conditions of this Note, nor shall it amount to novation or modification as agreed herein, including in regards to charges resulting from default.

Paragraph Four - If any maturity date (of principal, charges, taxes and financial surcharges) set forth in this Note and in the Requests falls on a national, state, local or bank holiday, ISSUER shall make the payment o the first subsequent business day. In this case, the Interest shall be levied until the date of actual payment.

Paragraph Five - The term of the ISSUER’S obligations under this Note was established in the interest of both parties, so that the early payment by ISSUER, including in the event of early payment through receipt by LENDER of funds from another financial institution, constitutes performance of an obligation outside the term. The parties thus pre-establish that the outstanding balance on the early payment date shall consist of the unpaid principal amount, plus: (i) the charges agreed in this Note for the period lapsed until the early payment date and (ii) possible indemnity set forth in Paragraph Six below.

Paragraph Six - LENDER shall make the calculation of the amount present in the payments flow representing the interest to come due and the non-repaid principal, as from the maturity dates originally agreed, upon negative premium of such flow, the basis of which shall be the interest rate applicable for investment of funds available to LENDER at the time of early payment. If the amount present in such flow is greater than the amount of the non-repaid principal, the positive difference shall consist in indemnity due by ISSUER to LENDER as restructuring of its application/providing cost (“breaking fund cost”).

Paragraph Seven - In the event of early maturity, ISSUER shall prove use of the funds originated from the financing within up to ninety (90) days after the early payment date, presenting to LENDER the Supporting Documents set out in Section 02, Paragraph Nine above, which shall correspond to exports, production of goods for export or support and supplementary activities, as the case may be, carried out after issuance of this Note and within a period included between ninety (90) days before and ninety (90) days after the early payment date(s). The equivalent in current national currency of the Supporting Documents shall be calculated as provided in Section 02, Paragraph Ten.

SECTION 05. LENDER shall provide ISSUER statements or calculation spreadsheets that shall be considered integral parts of this Note. The statements and calculation spreadsheets shall be sent to ISSUER whenever it makes a request to this effect. The LENDER may send the ISSUER such calculation spreadsheets and statements even if no request for sending has been received.

Sole Paragraph - ISSUER AND CO-OBLIGOR SURETIES ACKNOWLEDGE THAT THE STATEMENTS OF CURRENT ACCOUNT OF THE ISSUER MENTIONED ABOVE AND THE CALCULATION SPREADSHEETS SUBMITTED BY LENDER ARE PART OF THIS NOTE AND THE AMOUNT CONTAINED THEREIN, IF ASCERTAINED ACCORDING TO THIS NOTE, ARE NET, DUE AND PAYABLE. IF ISSUER DOES NOT AGREE WITH AMOUNTS OF ANY STATEMENT OR CALCULATION SPREADSHEET, IT SHALL COMMUNICATE THE FACT TO THE LENDER IN WRITING. IF THE COMPLAINT IS NOT MADE WITHIN FIVE (05) DAYS AFTER COGNIZANCE OF THE STATEMENTS AND/OR CALCULATION SPREADSHEETS, THIS SHALL CONSTITUTE DOCUMENTARY EVIDENCE OF THE USE, CERTAINTY AND LIQUIDITY OF THE CREDIT.

SECTION 06. Place of payment - In the event that payments due are not made via debit to the current account, without prejudice to the applicable legal rules and standards, payments of amounts due in respect of this Note, including the accruals stipulated above, shall be made at the address of LENDER or any of its branches, directly to the same or to its order.

SECTION 07. Guarantees - In order to guarantee full compliance with all principal and accessory obligations assumed by ISSUER hereunder as well as of the agreed fines, costs and court and extrajudicial expenses, taxes and similar expenses LENDER incurs and/or comes to incur to collect its credit, this Note is executed by the CO-OBLIGOR SURETIES informed in the Preamble, as co-obligor, jointly and severally liable with ISSUER for all obligations assumed under this Note and in the Request by ISSUER, which may, at any time, be called to honor the obligations assumed hereunder if ISSUER fails, for any reason, to timely make the agreed payments, waiving any benefit of order of division:

Sole Paragraph - CO-OBLIGOR SURETIES request not to execute the Request, declaring that agreement to the terms of this Note automatically binds them to the provisions of the Request issued by ISSUER.

Section 08. Early maturity - The early maturity of debt contained in this Note may be declared payable immediately, regardless of any judicial and/or extrajudicial notice, upon occurrence of any of the following events, which the parties hereby acknowledge to be the direct cause for an undue increase in the risk of noncompliance with the obligations assumed by ISSUER and CO-OBLIGOR SURETIES, rendering the obligation to grant credit assumed by LENDER under this Note more onerous.

a)	failure by ISSUER and/or by any CO-OBLIGOR SURETY to comply, within the due term and in the due form, with any principal or accessory obligation assumed to LENDER under this Note or under any other Agreement executed by ISSUER with LENDER and/or with any other company related/affiliated to and/or controlling LENDER, directly or indirectly;

b)	occurrence of the events listed in articles 333 and 1425 of the Brazilian Civil Code (Law No. 10406/02);

c)	if ISSUER and/or any of the CO-OBLIGOR SURETIES files for voluntary bankruptcy, provided it is not dismissed within the statutory term or have its bankruptcy or civil insolvency requested or adjudicated, suffers liquidation or dissolution, is subject to any form of bankruptcy proceedings or suspends its activities for more than thirty (30) days, provided no satisfactory measures have been adopted within this term, at the discretion of LENDER, to correct or remedy the situation;

d)	legitimate protest of instrument in an amount in excess of twenty million Reais (R$20,000,000.00), for which payment it is liable, even if as guarantor;

e)	death, insolvency, interdiction, request and/or adjudication in bankruptcy of any of the CO-OBLIGOR SURETIES or of other co-obligors, without presentation by ISSUER of a suitable substitute, accepted by LENDER, within five (5) days after occurrence of the event;

f)	if ISSUER or the CO-OBLIGOR SURETIES proposes a plan for out-of-court reorganization to LENDER or to any other lender or class of lenders, regardless of the judicial homologation of such plan having been requested or obtained;

g)	if ISSUER or the CO-OBLIGOR SURETIES files for court-supervised reorganization, regardless of the reorganization being processed or granted by the court of competent jurisdiction;

h)	early maturity of any other agreement, note or instrument executed by ISSUER and LENDER or any other company belonging to the same economic group of LENDER, or also any third party, in an amount in excess of twenty million Reais (R$20,000,000.00);

i)	noncompliance of ISSUER or the CO-OBLIGOR SURETIES, to any third party, within the term and in the form due, of any agreement, term or commitment in an amount in excess of twenty million Reais (R$20,000,000.00), and which can cause a Material Adverse Change in accordance with the reasonable understanding of LENDER;

j)	change of or amendment to the corporate purpose of ISSUER, or any CO-OBLIGOR SURETY, so as to change the current main activities of ISSUER, or of the corresponding CO-OBLIGOR SURETY.

k)	if there is any change of or amendment to the composition of the capital stock of ISSUER and/or of any CO-OBLIGOR SURETY, or upon occurrence of any change, transfer or direct or indirect assignment of the corporate/share control, or also the merger, consolidation or spin-off of ISSUER and/or of any CO-OBLIGOR SURETY without the prior and express consent of LENDER.

l)	if the security interest or personal guarantee currently agreed and/or possibly agreed in the future are not duly made or formalized by ISSUER, by the CO-OBLIGOR SURETIES or by other guarantors, in accordance with the applicable contractual or statutory provisions, or if they become, due to any fact relating to their subject matter, unable, inappropriate or insufficient to guarantee the payment of the amount, and provided they are neither substituted nor supplemented, at the request of LENDER;

m)	full or partial application of funds agreed under this Note for a purpose other than agreed herein, that is, in other activities not listed in the BUDGET.

n)	if any representations, obligations, information or documents that have been executed, assumed, provided or delivered by ISSUER and/or by the CO-OBLIGOR SURETIES relating to this AGREEMENT are false or inaccurate.

o)	breach of Social and Environmental Laws as defined below in Section 17 below, in particular, but not limited to laws and regulations related to occupational health and safety and the environment, as well as if the ISSUER encourages, in any form, prostitution or uses in its activities child labor and labor in a condition analogous to slavery;

p)	if ISSUER fails to execute and maintain valid and effective power purchase agreements with purchasers approved by LENDER, except in the event of participation in auctions for the sale of power, which purchasers shall not require the approval, it being understood that if one or more power agreements is terminated before the debt agreed with LENDER has been fully paid, ISSUER shall have up to ninety (90) days to substitute said power agreement for a new agreement, under conditions accepted by LENDER;

q)	should ISSUER and/or the CO-OBLIGOR SURETIES sell, dispose of, encumber property of their permanent assets or of the fixed assets (individually and/or in the aggregate) above the limit of twenty million Reais (R$20,000,000.00), without the prior and express agreement of LENDER, except in the event of: (i) unusable or obsolete goods; (ii) goods substituted for other goods of identical purpose and equivalent or higher price; or (iii) goods the sale or disposal of which does not affect the ability of ISSUER and/or of the CO-OBLIGOR SURETIES to comply with their corresponding obligations under this Note;

r)	should ISSUER and/or the CO-OBLIGOR SURETIES fail to maintain the financial index provided in sub-item (1) below, which index shall be annually calculated based on the financial statements of the end of the corresponding fiscal years, which shall be audited by a company represented in the Brazilian Securities Commission – CVM:

(1) Net Bank Debt / Ebitda:

Net Bank Debt /Ebitda	2012		2013		2014		2015		2016		2017		from 2018 on
ISSUER	≤	4.0	≤	4.5	≤	4.5	≤	4.5	≤	4.0	≤	3.5	≤	3.0

For purposes of the provisions of this item, it is defined that the terms used herein shall have the following meaning, respectively:

a) Net Bank Debt: Bank Loans/Financings + Debentures + Loans – Cash/Financial Investments;

b) Ebitda: Operating Result +/- Financial Result + Depreciation/Amortization +/- Variation of the Fair Value of the Biological Asset +/- Equity;

SECTION 09. Late payment and fine - In the event of noncompliance with any of the obligations contained in this Note, including in the event of early maturity thereof, ISSUER and the CO-OBLIGOR SURETIES shall be put in default, regardless of the future receipt of any judicial and/or extrajudicial notice by LENDER, so that ISSUER and the CO-OBLIGOR SURETIES agree to pay, during the period in arrears all amounts due under this Note:

a)	Conventional interest set out in the Preamble, capitalized daily;

b)	Default interest at effective rate of one percent (1.0%) per month, capitalized daily “pro rata temporis”; and

c)	Non-compensatory fine of 2%.

Sole Paragraph - The charges provided herein, listed in items “a” and “b”, above shall be calculated and capitalized until final settlement of the debt.

SECTION 10. Attorneys’ Fees - If LENDER is required to collect any AMOUNT due under this Note, even if in a proof of claim or execution against insolvent debtor, ISSUER and the CO-OBLIGOR SURETIES agree to pay to LENDER damages for the attorneys’ fees incurred with the lawsuits and extrajudicial measures adopted, which are hereby established as twenty percent (20%) of the amount in controversy, regardless of the payment of principal, interest, commissions, default interest and any charges and/or expenses set forth in this Note or in law, as well as of the fees possibly due to the counsel of LENDER due to the loss of suit.

SECTION 11. Expenses - ISSUER shall pay any and all expenses and ordinary or extraordinary charges duly proved, especially, but not exclusively, the expenses with collection of this Note, certification of signatures and enrollments and/or registrations in the notary public, as well as any other expense LENDER is required to incur with respect to this Note or to its guarantees. These expenses shall be paid by ISSUER to LENDER within 48 hours after receipt by ISSUER of the corresponding debit notice, under penalty of early maturity of this Note.

SECTION 12. Payment of taxes - ISSUER and the CO-OBLIGOR SURETIES represent to be aware of and to agree that the LENDER may pass on and require payment of any taxes, contributions and/or other charges levied on this Note and/or that may be levied in the future, including in the case of de-characterization of this Note. To this end, ISSUER and the CO-OBLIGOR SURETIES hereby acknowledges, except in the event of material error, as clear legal any and all amounts that may be presented against them by LENDER pertaining to such taxes, contribution and/or other charges, which shall be settled by ISSUER on the occasion of its presentation, under penalty of early maturity of this Note and enforcement of its guarantees.

SECTION 13. Offset of amounts - Noncompliance with any obligation of ISSUER under this Note grants LENDER the right to immediately enforce this Note and the guarantees created or linked to the Note, as well as others that may create rights thereon, in order to be reimbursed for its creditor, and LENDER may, pursuant to the provisions of article 368 of the Brazilian Civil Code, also offset any possible credits it has and/or come to have against ISSUER and/or the CO-OBLIGOR SURETIES against any credits ISSUER and/or the CO-OBLIGOR SURETIES have or come to have, of any kind, to LENDER, and for that purpose LENDER may withhold instruments and/or amounts held and/or which come to be held by ISSUER and/or the CO-OBLIGOR SURETIES in order to make the aforementioned setoff.

SECTION 14. Forbearance - Failure by LENDER to exercise any right or power granted to it pursuant to the law or under this Note or the possible agreement with late compliance with the obligations hereby assumed by ISSUER shall neither result in novation nor prevent LENDER from exercising, at any time, these rights and powers.

SECTION 15. Other obligations of the ISSUER and of the CO-OBLIGOR SURETIES:

a)	ISSUER and the CO-OBLIGOR SURETIES assume liability to maintain their addresses duly updated and in writing, with LENDER. For purposes of communication/knowledge of any act or fact under this Note, they shall be automatically deemed notified, regardless of other formalities, at the respective addresses informed in the Preamble.

b)	ISSUER shall be liable for the truth and accuracy of the data and information hereby provided or sent to LENDER by means of the Request or otherwise.

c)	The ISSUER agrees, when requested by LENDER and in the term of two (2) business days, to deliver the documents requested to update those already delivered, or that may be required by applicable regulations or by reason of determination or direction of the competent authorities, including, without limitation, those in regards to the investment of the funds agreed to herein, as provided in Section 02, Paragraph Nine.

d)	ISSUER agrees to provide LENDER, in the event of export of services, certified copies of the services agreement executed with the foreign contractor, on the same day as requested by LENDER, which can make it at any time. LENDER shall grant confidential treatment to such document, pursuant to the provisions of Supplementary Law No. 105, of January 10, 2001, and it hereby agrees to present it only to the administrative, regulatory or court authorities requesting it such presentation.

SECTION 16. Social and Environmental Provisions - ISSUER declares that it respects on this date and it shall respect during the whole term of effectiveness of this Note the applicable laws and regulations related to occupational health and safety, the environment, and declares that its activities do not encourage prostitution, nor use or encourage child labor and/or labor in a condition analogous to slavery or in any way breach the rights of indigenous peoples, especially, without limitation, the right on indigenous occupation areas, as declared by the competent authority (“Social and Environmental Laws”) and that the use of the amounts that are the subject matter of this Note shall not result in any breach of the Social and Environmental Laws.

Paragraph One - ISSUER agrees to comply with the obligations originating from the Social and Environmental Law, as well as to obtain all documents (reports, studies, licenses, authorizations, permits, certificates, records etc.) contemplated therein, as well as to maintain the licenses, authorizations, environmental grants and other certificates and records required to regular performance of its activities in full force and effect.

Paragraph Two - ISSUER shall deliver to LENDER, upon request, all documents mentioned in this section “Social and Environmental Provisions” (including, without limitation, the documents required to confirm compliance with the Social and Environmental Laws) and/or any other information relating to social and environmental aspects related to its activity.

Paragraph Three - ISSUER shall inform LENDER, in writing, within up to five (5) days after the date on which it becomes aware of it, of the occurrence of any of the following events relating to this Note (i) noncompliance with the Social and Environmental Laws; (ii) occurrence of environmental damage; and/or (iii) commencement and/or existence of administrative proceedings or lawsuits relating to social and environmental aspects.

Paragraph Four - ISSUER shall, irrespective of fault, (i) reimburse LENDER for any amount incurred by it or which it is required to pay, including to defend its interests, and (ii) indemnify LENDER for any loss or damage, including to its reputation, which LENDER may suffer as a result of environmental damage relating to the activities of ISSUER.

Paragraph Five - The ISSUER states, for all legal intents and purposes, it does not, on this date, exercise research-related activity or projects in order (i) to obtain Genetically Modified Organisms—GMOs and their derivatives; or (ii) assess the biosafety of these organisms, which includes, experimentally, the construction, cultivation, production, handling, transportation, transfer, import, export, storage, research, marketing, consumption, release into the environment and the disposal of GMOs and/or their derivatives.

Paragraph Six - The ISSUER undertakes, in case it begins any of the activities envisaged in the preceding paragraph during the term hereof, to inform the LENDER, also undertaking not to use the proceeds from this instrument for the activities listed in Paragraph Five above.

SECTION 17. Credit Information System (SCR) - The ISSUER and the CO-OBLIGOR SURETIES authorize LENDER at any time, during effectiveness of this transaction, to:

a) provide the Central Bank of Brazil (BACEN), to integrate the SCR, information on the amount of its debts maturing and matured, including those in arrears and those ended with a loss, as well as amount of co-obligations assumed and guarantees provided; and

b) consult the SCR about possible information in the name of ISSUER and of the CO-OBLIGOR SURETIES.

Sole Paragraph: The purpose of SCR is to provide the Central Bank information on credit transactions for the purpose of supervision of credit risk and exchange of information between financial institutions. The ISSUER and the CO-OBLIGOR SURETIES are aware that consultation to SCR by the LENDER depends on this prior authorization and ratify any query previously made for purposes of this contracting. The ISSUER and the CO-OBLIGOR SURETIES may access at any time, SCR data by means put at its disposal by the Central Bank and, in case of divergence in SCR data provided by LENDER, request correction, exclusion or registration of supplementary information, including legal action, based upon written and justified request to LENDER.

SECTION 18. Access to Exchange Market and Foreign Trade Market Information - The ISSUER and the CO-OBLIGOR SURETIES authorize the LENDER at any time, during effectiveness of this transaction, to consult information regarding the transaction carried out by ISSUER and/or the CO-OBLIGOR SURETIES in the foreign exchange or foreign trade market that are provided by the Brazilian Central Bank, other financial institutions or any direct or indirect Brazilian administrative entity or any applicable jurisdiction, including without limitation, to any information provided by the Brazilian Federal Revenue Service (RFB) and/or by the Ministry of Development, Industry and Foreign Trade (MDIC), also ratifying any inquiries made by LENDER prior to signing this consent.

SECTION 19. Jurisdiction - The Courts of the Judicial District of the State of São Paulo are hereby elected to settle any doubts arising or based on this Note and its guarantees, provided that LENDER may, however, opt for the courts where the ISSUER’S principal place of business and/or the residence of the CO-OBLIGOR SURETIES are located to the exclusion of any other, however privileged it may be.

São Paulo, March 4, 2013

ISSUER:

ADECOAGRO VALE DO IVINHEMA LTDA

AGREEMENT:

BANCO ITAU BBA SA

CO-OBLIGOR SURETIES:

ADECOAGRO BRASIL PARTICIPACOES SA

CNPJ / CPF: 07.835.579/0001-51

WITNESSES:

1)

2)

EXHIBIT I

EXPORT CREDIT NOTE - No. 100113030001400 EXECUTED ON MARCH 4, 2013

PRINCIPAL AND INTEREST PAYMENT SCHEDULE

INSTALLMENTS	AMOUNT R$	MATURITY

1	100.00 % CDI + 3.200000 % p.a. exp.	September 16, 2013

2	100.00 % CDI + 3.200000 % p.a. exp.	March 17, 2014

3	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	April 15,2014

4	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	May 15, 2014

5	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	June 16, 2014

6	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	July 15, 2014

7	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	August 15, 2014

8	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	September 15, 2014

9	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	October 15, 2014

10	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	November 17, 2014

11	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	December 15, 2014

12	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	January 15, 2015

13	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	February 18, 2015

14	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	March 16, 2015

15	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	April 15, 2015

16	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	May 15, 2015

17	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	June 15, 2015

18	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	July 15, 2015

19	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	August 17, 2015

20	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	September 15, 2015

21	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	October 15, 2015

22	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	November 16, 2015

23	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	December 15, 2015

24	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	January 15, 2016

25	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	February 15, 2016

26	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	March 15, 2016

27	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	April 15, 2016

28	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	May 16, 2016

29	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	June 15, 2016

30	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	July 15, 2016

31	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	August 15, 2016

32	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	September 15, 2016

33	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	October 17, 2016

34	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	November 16, 2016

35	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	December 15, 2016

36	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	January 16, 2017

37	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	February 15, 2017

38	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	March 15, 2017

39	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	April 17, 2017

40	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	May 15, 2017

41	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	June 16, 2017

42	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	July 17, 2017

43	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	August 15, 2017

44	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	September 15, 2017

45	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	October 16, 2017

46	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	November 16, 2017

47	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	December 15, 2017

48	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	January 15, 2018

49	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	February 15, 2018

50	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	March 15, 2018

51	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	April 16, 2018

52	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	May 15, 2018

53	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	June 15, 2018

54	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	July 16, 2018

55	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	August 15, 2018

56	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	September 17, 2018

57	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	October 15, 2018

58	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	November 16, 2018

59	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	December 17, 2018

60	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	January 15, 2019

61	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	February 15, 2019

62	1,250,000.00 + 100.00 % CDI + 3.200000 % p.a. exp.	March 15, 2019

EXHIBIT II

EXPORT CREDIT NOTE - No. 100113030001400 EXECUTED ON MARCH 4, 2013

BUDGET

The funds raised through the issuance of Export Credit Note No. 100113030001400, in the amount of seventy-five million Reais (R$75,000,000.00) shall be invested in the productive/economic activity of Issuer and shall have the destination set forth in this Budget.

List of goods/services to be produced/supplied/provided: VHP Sugar, Coarse Sugar and Ethanol.

Issuer represents that:

[X] the exports of goods and/or services related to this financing, in an amount equal to or higher than the amount informed above, shall be carried out in accordance with the Payment Schedule set forth in Exhibit I.

[   ] the production of goods for export related to this financing, in an amount equal to or higher than the amount informed above, shall be carried out in accordance with the Payment Schedule set forth in Exhibit I.

[   ] the support and supplementary activities that are an integral part of and essential for the export related to this financing, in an amount equal to or higher than the amount informed above, shall be carried out in accordance with the Payment Schedule set forth in Exhibit I.

São Paulo, March 4, 2013

ADECOAGRO VALE DO IVINHEMA LTDA

BANCO ITAU BBA SA

EXHIBIT III

EXPORT CREDIT NOTE - No. 100113030001400 EXECUTED ON MARCH 4, 2013

DISBURSEMENT REQUEST

São Paulo, March 4, 2013

To Banco Itaú BBA S.A.

RE.: EXPORT CREDIT NOTE- NO. 100113030001400 EXECUTED ON MARCH 4, 2013 (“NOTE”)

Dear Sirs,

All the provisions, concepts and Section of this Note apply to the financing requested herein. Thus, we confirm the closing of the loan in the Note and request the disbursement of seventy-five million Reais (R$75,000,000.00) for the date March 5, 2013 in the following accounts held by us:

I – Bank: 341

Branch 5602

Current Account: 01632-0

Amount: seventy-five million Reais (R$75,000,000.00)

For purposes of the Note, we acknowledge the amount below as the Net Credit Amount: seventy-five million Reais (R$75,000,000.00)

ADECOAGRO VALE DO IVINHEMA LTDA

INSTRUMENT: 100113030001400

AUTHENTICATION (SIM-II): 5539CA85-1940-48E7-BB38-9676F7C446D3

IBBA_KG_NCE_CONCEDER_ADECOAGRO_CNPJ07903169